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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Centennial First Financial Services
Redlands, California

    We hereby consent to the use in the Registration Statement on Form SB-2 (#333-57358) for Centennial First Financial Services of our report dated January 25, 2001 relating to the financial statements of Centennial First Financial Services and Subsidiary for the years ended December 31, 2000, 1999 and 1998, and to the reference to our Firm under the caption "Experts" in the Registration Statement (#333-57358).

                      /s/ Hutchinson and Bloodgood LLP

Glendale, California
July 24, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT